Exhibit 99.1

Safe Harbor Financial Announces First Quarter 2024 Results

—Net Income increased 245% year-over-year to approximately $2.0 million in the first quarter of 2024

—Adjusted EBITDA increased 165.3% to approximately $1.1 million(1)

—Operating Expenses decreased 35.8% versus the same period in 2023

GOLDEN, Colo., May 13, 2024 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial & Operational Summary

●	Net Income increased 245% to approximately $2.0 million, compared to a net loss of approximately $1.4 million in the same period of 2023;
●	Revenue was approximately $4.1 million, compared to approximately $4.2 million for the first quarter of 2023;
●	Gross profit was approximately $325,000,versus a gross loss of approximately $1.6 million in the first quarter of 2024;
●	Operating Expenses decreased 35.8% to $3.7 million, compared to $5.8 million in the first quarter of 2023;
●	Adjusted EBITDA increased 165.3% to approximately $1.1 million, compared to $410,000 for the first quarter of 2023(1).

(1) Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“We continued to expand the breadth of our service offering in the first quarter, advancing several strategic initiatives and establishing a more diversified income base,” said Sundie Seefried, Chief Executive Officer of Safe Harbor Financial. “We have been very successful with this effort, specifically within our lending program, nearly tripling our loan book year-over-year and driving a 251% increase in our loan income to $1.64 million in the first quarter of 2024 compared to $466,293 in the comparable period of 2023.”

“These results speak directly to our unique ability to support the unmet financial needs of the cannabis industry, and the continued growth opportunity for Safe Harbor to address the evolving financial requirements of cannabis related businesses (CRB’s) through our streamlined platform. With the increasing likelihood that cannabis will be reclassified from a Schedule I drug to a Schedule III drug, we believe there will be a material increase of capital from these businesses moved into financial institutions, thereby creating stronger demand for our services,” concluded Seefried.

First Quarter 2024 Operational Highlights

●	On January 4, 2024, the Company announced it originated a $9 Million first lien secured loan for a major, MSO-operated cultivation facility in Denver, Colorado.
●	On March 12, 2024, Safe Harbor announced it originated a $4.6 Million secured credit facility for a Michigan cannabis operator.

Other Significant Events

●	On April 15th, 2024, the Company appointed CEO, Sundie Seefried to its Board of Directors.

First Quarter 2024 Financial Results

For the first quarter ended March 31, 2024, total revenue decreased 3% to $4.1 million, compared to $4.2 million in the prior year period, due to fewer accounts and lower balances on deposit versus the prior year period.

First quarter 2024 net income was approximately $2.0 million, compared to a net loss of $1.4 million in the prior year period. The driver of the net income produced in the first quarter 2024 was due to lower expenses across the Company. Overall, operating expenses in the period decreased approximately 35.8% to $3.7 million, compared to $5.8 million in the prior year period.

As of March 31, 2024, the Company had cash and cash equivalents of $5.6 million, compared to $4.9 million at December 31, 2023.

For more information on the Company’s first quarter 2024 financial results, please refer to our Form 10-Q for the quarter ended March 31, 2024 filed with the U.S. Securities & Exchange Commission (the “SEC”) and accessible at www.sec.gov.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024 (Unaudited)	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$5,626,362	$4,888,769
Accounts receivable – trade	153,208	121,875
Accounts receivable – related party	1,111,390	2,095,320
Prepaid expenses – current portion	506,634	546,437
Accrued interest receivable	16,891	13,780
Short-term loans receivable, net	12,620	12,391
Other current assets	-	82,657
Total Current Assets	$7,427,105	$7,761,229
Long-term loans receivable, net	379,863	381,463
Property, plant and equipment, net	45,366	84,220
Operating lease right to use assets	820,777	859,861
Goodwill	6,058,000	6,058,000
Intangible assets, net	3,564,890	3,721,745
Deferred tax asset	44,278,374	43,829,019
Prepaid expenses – long term position	525,000	562,500
Forward purchase receivable	4,584,221	4,584,221
Security deposit	18,875	18,651
Total Assets	$67,702,471	$67,860,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$179,242	$217,392
Accounts payable-related party	125,693	577,315
Accrued expenses	645,635	1,008,987
Contract liabilities	2,692	21,922
Lease liabilities – current	142,863	132,546
Senior secured promissory note – current portion	3,028,738	3,006,991
Deferred consideration – current portion	2,921,257	2,889,792
Other current liabilities	62,160	41,639
Total Current Liabilities	$7,108,280	$7,896,584
Warrant liabilities	2,908,642	4,164,129
Deferred consideration – long term portion	594,000	810,000
Forward purchase derivative liability	7,309,580	7,309,580
Senior secured promissory note—long term portion	10,241,884	11,004,175
Net deferred indemnified loan origination fees	421,907	63,275
Lease liabilities – long term	835,598	875,447
Indemnity liability	1,315,263	1,382,408
Total Liabilities	$30,735,154	$33,505,598
Commitment and Contingencies (Note 13)
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 1,101 shares issued and outstanding on March 31, 2024, and December 31, 2023, respectively	-	-
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 55,431,001 and 54,563,372 issued and outstanding on March 31, 2024, and December 31, 2023, respectively	5,545	5,458
Additional paid in capital	107,348,166	105,919,674
Retained deficit	(70,386,394)	(71,569,821)
Total Stockholders’ Equity	$36,967,317	$34,355,311
Total Liabilities and Stockholders’ Equity	$67,702,471	$67,860,909

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2024	2023

Revenue	$4,050,799	$4,180,379

Operating Expenses
Compensation and employee benefits	$2,280,038	$3,659,520
General and administrative expenses	984,220	1,538,874
Professional services	460,950	449,246
Rent expense	69,437	87,742
Provision (benefit) for credit losses	(68,787)	66,666
Total operating expenses	$3,725,858	$5,802,048
Operating income/ (loss)	324,941	(1,621,669)
Other (income) expenses
Change in the fair value of deferred consideration	(184,535)	190,943
Interest expense	154,172	643,260
Change in fair value of warrant liabilities	(1,255,487)	(433,148)
Total other (income)/ expenses	$(1,285,850)	$401,055
Net income/ (loss) before income tax	1,610,791	(2,022,724)
Income tax benefit	$438,885	$609,277
Net income/ (loss)	2,049,676	(1,413,447)
Weighted average shares outstanding, basic	55,213,609	25,670,730
Basic net income/ (loss) per share	$0.04	$(0.06)
Weighted average shares outstanding, diluted	56,268,075	25,670,730
Diluted income/ (loss) per share	$0.04	$(0.06)

SHF Holdings, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2023	1,101	$-	54,563,372	$5,458	$105,919,674	$(71,569,821)	$34,355,311
Conversion of PIPE shares	(990)	-	792,000	79	866,170	(866,249)	-
Restricted stock units (net of tax)	-	-	75,629	8	(14,325)	-	(14,317)
Stock compensation cost	-	-	-	-	576,647	-	576,647
Net Income	-	-	-	-	-	2,049,676	2,049,676
Balance, March 31, 2024	111	-	55,431,001	5,545	107,348,166	(70,386,394)	36,967,317

SHF Holdings, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	(581,321)	(581,321)
Conversion of PIPE shares	(3,720)	-	4,726,200	473	5,004,727	(5,005,200)	-
Stock option conversion	-	-	629,728	62	1,570,719	-	1,570,781
Issuance of shares to PCCU (net of tax)	-	-	11,200,000	1,120	38,405,288	-	38,406,408
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	900,500
Net loss	-	-	-	-	-	(1,413,447)	(1,413,447)
Balance, March 31, 2023	10,896	$1	40,288,817	$4,029	$90,687,265	$(46,695,249)	$43,996,046

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$2,049,676	$(1,413,447)
Adjustments to reconcile net income/ (loss) to net cash provided by/ (used in) operating activities:
Depreciation and amortization expense	195,709	751,225
Stock compensation expense	562,330	1,570,781
Amortization of deferred origination fees	(27,970)	(14,104)
Interest expense	-	873,289
(Benefit)/ provision for credit losses	(68,787)	66,666
Amortization of right of use assets	9,552	17,762
Income tax benefit	(438,885)	(609,277)
Change in the fair value of deferred consideration	(184,535)	190,943
Change in fair value of warrant	(1,255,487)	(433,148)
Changes in operating assets and liabilities:
Accounts receivable – Trade	(31,333)	(30,716)
Accounts receivable – related party	983,930	182,824
Contract assets	-	(13,019)
Prepaid expenses	77,303	77,436
Accrued interest receivable	(3,111)	(146,106)
Deferred underwriting payable	-	(550,000)
Other current assets	82,657	150,817
Other current liabilities	10,048	75,000
Accounts payable	(38,153)	(533,945)
Accounts Payable – related party	(451,622)	(65,288)
Accrued expenses	(363,347)	(466,849)
Contract liabilities	(19,230)	78,616
Net deferred indemnified loan origination fees	386,602	8,500
Security deposit	(224)	-
Net cash provided by (used in) operating activities	1,475,123	(232,040)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Purchase of property and equipment	-	(548,671)
Net repayment of loans	3,014	1,019,268
Net cash provided by investing activities	3,014	470,597
CASH FLOWS USED IN FINANCING ACTIVITIES:
Repayment of senior secured promissory note	(740,544)	-
Net cash used in financing activities	(740,544)	-

Net increase in cash and cash equivalents	737,593	238,557
Cash and cash equivalents – beginning of period	4,888,769	8,390,195
Cash and cash equivalents – end of period	$5,626,362	$8,628,752
Supplemental disclosure of cash flow information
Interest paid	$156,414	$-
Non-Cash transactions:
Shares issued for the settlement of PCCU debt obligation	$-	$38,406,408
Cumulative effect from adoption of CECL	$-	$581,321

Reconciliation of Net income (loss) to non-GAAP EBITDA and Adjusted EBITDA

(Unaudited)

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes that EBITDA and Adjusted EBITDA present important metrics regarding the Company’s ongoing operating performance. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

A reconciliation of Net income (loss) to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2024	2023
Net income/(loss)	$2,049,676	$(1,413,447)
Interest expense	154,172	643,260
Depreciation and amortization	195,709	396,314
Taxes	(438,885)	(609,277)
EBITDA	$1,960,672	$(983,150)

Other adjustments –
(Benefit)/ Provision for credit losses	(68,787)	66,666
Change in the fair value of warrants	(1,255,487)	(433,148)
Change in the fair value of deferred consideration	(184,535)	190,943
Stock based compensation	612,124	1,570,782
Loan origination fees and costs	23,373	(2,175)
Adjusted EBITDA	$1,087,360	$409,918

For the quarter ending March 31, 2024, our EBITDA income improved primarily as a result of lower General and Administrative expenses and reduced stock-based compensation. Additionally, the increase in adjusted EBITDA income during this period was mainly attributed to the decrease in General and Administrative expenses. This reduction was driven by lower investment hosting fees, decreased amortization and depreciation expenses, and reduced business insurance costs. Additionally, there were decreases in compensation, employee benefits, marketing expenses, and other insurance costs. These factors contributing to our financial performance are further discussed in the “Discussion of our Results of Operations” section below. Other adjustments include estimated future credit losses not yet realized, including amounts indemnified to PCCU for loans funded by them. The Company had entered into a Commercial alliance agreement with PCCU, pursuant to which the Company agreed to indemnify PCCU for claims associated with CRB activities including any loan default related losses for loans funded by PCCU. Deferred loan origination fees and costs represent the change in net deferred loan origination fees and costs. When included with a new loan origination, we receive an upfront loan origination fee in conjunction with new loans funded by our financial institution partners and incur costs associated with originating a specific loan. For accounting purposes, the cash received for loan origination fees and costs is initially deferred and recognized as interest income utilizing the interest method.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried, and Chief Financial Officer, Jim Dennedy, will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT on May 13, 2024, to discuss the Company’s financial results and provide investors with key business highlights.

For those interested in listening in to the conference call, please dial in and ask to join the Safe Harbor Financial call.

Date:	Monday, May 13, 2024
Time:	4:30 p.m. ET / 1:30 p.m. PT
Live webcast and replay:	https://edge.media-server.com/mmc/p/q2tyra8n
Participant Dial-In:	646-307-1963 or 800-715-9871 (Toll Free)
Passcode:	9092789

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $21 billion in deposit transactions for businesses with operations spanning over 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and loan performance; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; Safe Harbor’s ability to make the same or similar loans in the future; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the SEC. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These and other risks are discussed in detail in the periodic reports that Safe Harbor files with the SEC, and investors are urged to review those periodic reports and Safe Harbor’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Safe Harbor assumes no obligation to update its forward-looking statements except as required by law.

Contact Information

Safe Harbor Media
Nick Callaio, Marketing Manager
720.951.0619
Nick@SHFinancial.org

Safe Harbor Investor Relations
ir@SHFinancial.org

KCSA Strategic Communications Phil Carlson
safeharbor@kcsa.com